Exhibit 10.8

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “First Amendment”) to Loan and Security Agreement, dated as of October 21, 2014 (the “Effective Date”), is hereby entered into by and among Neothetics, Inc. (formerly known as Lithera, Inc., “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (“Lender”), and Hercules Technology Growth Capital, Inc. (“Agent”), in its capacity as administrative agent for itself and the Lender. Any of the parties named above may be referred to herein as a (“Party”) and collectively, as the (“Parties”). Any terms not specifically defined herein shall have the definition ascribed to them in the Loan Agreement and Warrant, as defined below.

RECITALS

A. Whereas, Lender and Borrower have entered into that certain Loan and Security Agreement dated June 11, 2014 (the “Loan Agreement”); and

B. Whereas, the Parties desire to amend the Loan Agreement in accordance with the terms of this First Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1. Definitions.

(a) New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1, as follows:

“Interest Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred; and (b) Borrower shall have completed either (i) an equity financing in which the Borrower sells and issues shares of its capital stock in one or more transactions, (ii) an Initial Public Offering, or (iii) a combination of financings of the type described in clauses (i) and (ii) above, in each case, resulting in aggregate gross proceeds to the Borrower raised on or after the Effective Date of at least $55,000,000 in the aggregate (including, for the purposes of clarity, any principal then outstanding for 90 or fewer days prior to the closing of such financing that is due and payable under any promissory note that is part of any convertible bridge financing that constitutes Subordinated Indebtedness and is converted into the same capital stock issued in such financing and such note holder becomes a party to the same financing agreements entered into in connection with such financing) on or before March 1, 2015.

“First Amendment Non-Renewable Facility Charge” means $25,000, representing one-quarter of one percent (0.25%) of the Maximum Term Loan Amount.

(b) Amended Definitions. The following definitions are hereby amended and restated in their entirety as follows:

“Amortization Date” means August 1, 2015, provided however, if the Interest Only Extension Conditions are satisfied, then February 1, 2016.

(c) Deleted Definitions. The definition of “Performance Milestone” is hereby deleted in its entirety.

2. All references to Borrower’s prior name of Lithera, Inc. shall be revised to reflect Borrower’s amended name of Neothetics, Inc.

3. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

(a) Advances. (i) On the Closing Date, Borrower drew and the Lender advanced a Term Loan Advance in the principal amount equal to $4,000,000 pursuant to this Agreement, and (ii) subject to the terms and conditions of this Agreement, on the Effective Date, Lender will make, and Borrower agrees to draw, a Term Loan Advance in the principal amount of $6,000,000 in accordance with the terms of the Loan Agreement, as modified by this First Amendment.

4. Effect of this First Amendment. The provisions of this First Amendment shall be effective for all parties effective as of the Effective Date. Except as necessary to carry out the intent of this First Amendment and as specifically modified pursuant hereto, no other changes or modifications to the Loan Agreement are intended or implied and in all other respects such documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and are hereby specifically ratified, reaffirmed and confirmed by all parties hereto as of the effective date hereof.

5. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this First Amendment (except to the extent such representations and warranties contained in the Loan Agreement speak as of an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date).

6. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7. Conditions Precedent. As a condition to the effectiveness of this First Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this First Amendment fully executed by the Parties;

(b) an amount equal to all Agent’s expenses incurred through the Effective Date;

(c) the First Amendment Non-Renewable Facility Charge, which shall be deemed earned as of the Effective Date; and

(d) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment on the date first written above.

BORROWER:

NEOTHETICS, INC.

Signature:	/s/ George Mahaffey
Print Name:	George Mahaffey
Title:	President and CEO

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Ben Bang, Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ Ben Bang
Ben Bang, Associate General Counsel